Exhibit 99.1

The TJX Companies, Inc. Provides COVID-19 Update

FRAMINGHAM, Mass.--(BUSINESS WIRE)--March 19, 2020--The TJX Companies, Inc. (NYSE: TJX), today announced several actions related to its response to the rapidly changing market uncertainty from the COVID-19 pandemic.

Effective today the Company is closing all of its stores in the United States, Canada, Europe, and Australia for two weeks. In certain regions, including Germany, Poland, Austria, Ireland, and the Netherlands, and a number of U.S. and Canadian locations, the Company had previously closed stores based on several factors, including government or health department requirements. The Company is also closing its online businesses tjmaxx.com, marshalls.com, and sierra.com. Further, the Company is temporarily closing its distribution centers and offices, with Associates working remotely when they can. We know our Associates are very concerned for their health and financial well-being, and we plan to pay our store, distribution center and office Associates for two weeks during these closures.

To further strengthen its financial position and balance sheet, and maintain financial liquidity and flexibility, the Company is taking the following actions:

  Drawing down $1 billion from its revolving credit facilities.
  Suspending its share repurchase program.
  Evaluating its dividend program.
  Reviewing all operating expenses.
  Reducing capital expenditures.

The Company also announced today that it is withdrawing its first quarter and full year Fiscal 2021 financial guidance given on its February 26, 2020 earnings conference call. The Company is not providing an updated outlook at this time.

As the COVID-19 pandemic is complex and evolving rapidly, the Company’s plans as outlined above may change.

About The TJX Companies, Inc.

The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. As of February 1, 2020, the end of the Company’s fiscal year, the Company operated a total of 4,529 stores in nine countries, the United States, Canada, the United Kingdom, Ireland, Germany, Poland, Austria, the Netherlands, and Australia, and four e-commerce sites. These include 1,273 T.J. Maxx, 1,130 Marshalls, 809 HomeGoods, 46 Sierra, and 32 Homesense stores, as well as tjmaxx.com, marshalls.com, and sierra.com in the United States; 279 Winners, 137 HomeSense, and 97 Marshalls stores in Canada; 594 T.K. Maxx and 78 Homesense stores, as well as tkmaxx.com, in Europe; and 54 T.K. Maxx stores in Australia. TJX’s press releases and financial information are available at TJX.com.

Important Information at Website

The Company routinely posts information that may be important to investors in the Investors section at TJX.com. The Company encourages investors to consult that section of its website regularly.

Forward-looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: the duration and impact of the COVID-19 pandemic; execution of buying strategy and inventory management; operational and business expansion and management of large size and scale; customer trends and preferences; various marketing efforts; competition; personnel recruitment, training and retention; labor costs and workforce challenges; data security and maintenance and development of information technology systems; economic conditions and consumer spending; corporate and retail banner reputation; quality, safety and other issues with our merchandise; compliance with laws, regulations and orders and changes in laws, regulations and applicable accounting standards; serious disruptions or catastrophic events and adverse or unseasonable weather; expanding international operations; merchandise sourcing and transport; commodity availability and pricing; fluctuations in currency exchange rates; fluctuations in quarterly operating results and market expectations; mergers, acquisitions, or business investments and divestitures, closings or business consolidations; outcomes of litigation, legal proceedings and other legal or regulatory matters; tax matters; disproportionate impact of disruptions in the second half of the fiscal year; real estate activities; inventory or asset loss; cash flow and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

The TJX Companies, Inc.
Debra McConnell
Global Communications
(508) 390-2323